PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Reports First Quarter Results

-- $4.6 million in Underlying Earnings --

Montreal, Quebec, May 4, 2005 – Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the first quarter ended March 31, 2005. All references are to U.S. dollars.

Revenues for the first quarter ended March 31, 2005 were $37.4 million compared to $10.3 million for the quarter ended March 31, 2004. Underlying earnings from continuing operations before income taxes for the first quarter of 2005 were $4.6 million or $0.19 per diluted share compared to a loss of $3.4 million or $0.23 per share in the first quarter of 2004. Compared to the quarter ended December 31, 2004, underlying earnings increased by 10% from $4.2 million. Net earnings for the quarter ended March 31, 2005 was $0.0 million or $0.00 per diluted share, which includes amortization of stock-based compensation of $1.9 million or $0.08 per share. For the quarter ended March 31, 2004, the net loss was $3.2 million or $0.21 per share, which did not include any stock-based compensation expense.

Underlying earnings from continuing operations before income taxes is a non-GAAP (Generally Accepted Accounting Principles) financial measure that excludes amortization of intangibles, amortization of property and equipment, inventory write-downs, stock-based compensation, restructuring costs, foreign exchange, income taxes and discontinued operations.

Optimal believes that underlying earnings from continuing operations before income taxes is useful to investors as a measure of Optimal's earnings because it is an important measure of the Company's growth and performance, and provides a meaningful reflection of underlying trends of its business. A reconciliation of Optimal's underlying earnings from continuing operations before income taxes is included in Annex A to the Company's interim consolidated financial statements attached below.

The financial results for the quarter ended March 31, 2005 include the financial results resulting from the acquisition of the operating assets of Merchant Card Acceptance Corp and its affiliated companies on January 1, 2005.

2.	Optimal Group Reports First Quarter Results

As at March 31, 2005, cash, cash equivalents, short-term investments and settlement assets net of bank indebtedness, customer reserves and security deposits were $102.2 million. Working capital, excluding cash and short-term investments held as reserves and cash held in escrow, as at March 31, 2005 was $70.1 million. Shareholders’ equity at quarter end was $181.3 million.

Commenting on the financial results, Holden L. Ostrin, Co-Chairman of Optimal stated, “We continue to be pleased with the progress we are making in executing on our announced strategic plan. Our financial performance continued to advance on the strength of our business results. During the quarter, our payment processing business enjoyed solid organic growth and we smoothly integrated our acquisition of Merchant Card Acceptance. We remain focused on the organic growth of our business while, at the same time, seeking strategic opportunities that will enable us to build value.” Mr. Ostrin continued, “Our reorganization of our gaming payments business into FireOne Group plc, a Dublin, Ireland-based company, is progressing as is our proposed flotation of FireOne on the London Stock Exchange’s AIM.”

Financial Outlook for the Second Quarter of 2005

The following statements are based on current expectations, which are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, divestitures or other business combinations.

For the second quarter of 2005, Optimal anticipates underlying earnings from continuing operations before income taxes to be approximately $5.4 million.

Optimal's conference call will be held on Thursday, May 5, 2005 at 10:00 am (EDT). It is the intent of Optimal's conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 10:00 am (EDT) as an audio webcast via Optimal's website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing 1-800-408-3053 Pass Code: 3149883#. The replay may be heard beginning at 2:00 pm (EDT) on May 5, 2005 and will be available for five business days thereafter.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments and FireOne Group, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. FireOne Group and its subsidiaries will process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne will offer FirePay for

3.	Optimal Group Reports First Quarter Results

non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company's website at www.optimalgrp.com.

David Schwartz

Vice-President, Investor Relations

Optimal Group Inc.

(514) 380-2730

david@optimalgrp.com

The securities of FireOne Group plc will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of that Act. No offer or invitation to acquire shares in FireOne Group plc or Optimal Group Inc. is being made by or in connection with this release. Any such offer will be made solely by means of a prospectus to be published in due course and any acquisition of shares should be made solely on the basis of the information contained in such prospectus and any supplements thereto. The value of shares can go down as well as up. Persons needing advice should consult a professional adviser.

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers’ equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", “Legal Proceedings” and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of May 4, 2005. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Consolidated Statements of Operations, Statements of Cash Flows and Balance Sheets follow:

OPTIMAL GROUP INC.

Consolidated Statements of Operations

(Unaudited)

Three-month periods ended March 31, 2005 and 2004

(expressed in thousands of U.S. dollars, except per share amounts)

	2005	2004
Revenues	$37,394	$10,280
Expenses:
Transaction processing and service costs	21,946	7,323
Amortization of intangibles pertaining to
transaction processing and service costs	1,028	182
Selling, general and administrative	9,944	5,276
Stock-based compensation pertaining to selling,
general and administrative	1,895	–
Research and development	618	–
Operating leases	942	734
Inventory write-downs pertaining to service costs	–	501
Amortization of property and equipment	638	181
Foreign exchange gains	(110)	(153)

	36,901	14,044

Net earnings (loss) from continuing operations before investment
income and income taxes	493	(3,764)
Investment income	693	185

Net earnings (loss) from continuing operations before income taxes	1,186	(3,579)
Income tax provision (recovery)	1,155	(328)

Net earnings (loss) from continuing operations	31	(3,251)
Earnings from discontinued operations, net of income taxes	--	58

Net earnings (loss)	$31	$(3,193)

Weighted average number of shares:
Basic	22,394,674	14,936,235
Plus impact of stock options and warrants	1,917,251	1,012

Diluted	24,311,925	14,937,247

Earnings (loss) per share :
Continuing operations:
Basic	$0.00	$(0.21)
Diluted	0.00	(0.21)
Discontinued operations:
Basic	–	0.00
Diluted	–	0.00
Total:
Basic	0.00	(0.21)
Diluted	0.00	(0.21)

OPTIMAL GROUP INC.

Consolidated Statements of Cash Flows

(Unaudited)

Three-month periods ended March 31, 2005 and 2004

(expressed in thousands of U.S. dollars)

	2005	2004
Cash flows from (used in) operating activities:
Net earnings (loss) from continuing operations	$31	$(3,251)
Adjustments for items not affecting cash:
Amortization	1,666	363
Future income taxes	774	(328)
Stock-based compensation	1,895	–
Foreign exchange	226	–
Inventory write-downs	–	501
Changes in operating assets and liabilities:
Accounts receivable	(407)	397
Income taxes receivable and refundable investment tax credits	245	–
Inventory	640	(118)
Prepaid expenses and deposits	(466)	(267)
Accounts payable and accrued liabilities	(3,177)	136
Change in cash and short-term investments held as reserves	(467)	–
Settlement assets	3,058	–
Customer reserves and security deposits	(1,678)	–
Deferred revenue	(378)	303

	1,962	(2,264)
Cash flows from financing activities:
Decrease in bank indebtedness	(82)	(263)
Repayment of capital leases	(182)	--
Proceeds from issuance of common shares	2,920	--

	2,656	(263)
Cash flows from investing activities:
Increase in long-term receivables	(577)	–
Decrease in cash held in escrow	2,709	–
Proceeds from maturity of short-term investments	36,264	26,677
Purchase of property and equipment	(570)	(381)
Proceeds from sale of property and equipment	40	–
Acquisition of Systech Retail Systems	–	(3,000)
Acquisition of MCA, including acquisition costs of $49	(2,689)	–
Payment on balance of sale on NPS acquisition	(1,500)	–
Increase in deferred costs	(165)	(350)

	33,512	22,946
Effect of exchange rate on cash and cash equivalents during the period	(225)	–

Net increase in cash and cash equivalents	37,905	20,419
Net increase in cash from discontinued operations	–	1,377
Cash and cash equivalents, beginning of period	62,937	4,212

Cash and cash equivalents, end of period	$100,842	$26,008

OPTIMAL GROUP INC.

Consolidated Balance Sheets

(Unaudited)

March 31, 2005 and December 31, 2004

(expressed in thousands of U.S. dollars)

	March 31, 2005	December 31, 2004
		(Audited)

Assets
Current assets:
Cash and cash equivalents	$100,842	$62,937
Cash held as reserves	19,206	18,739
Cash held in escrow	827	3,536
Short-term investments	51,949	88,213
Short-term investments held as reserves	2,104	2,104
Settlement assets	11,317	14,375
Accounts receivable	8,619	8,212
Income taxes receivable and refundable investment tax credits	823	773
Inventory	2,896	3,513
Prepaid expenses and deposits	1,797	1,331

	200,380	203,733
Long-term receivables	4,243	3,666
Non-refundable investment tax credits	4,452	4,747
Property and equipment	4,738	4,807
Goodwill and other intangible assets	74,940	72,505
Deferred costs	165	–
Deferred compensation cost	1,538	1,807
Future income taxes	1,406	3,979

	$291,862	$295,244

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$8,146	$8,301
Customer reserves and security deposits	75,896	77,574
Accounts payable and accrued liabilities	20,036	23,680
Deferred revenue	2,841	3,201
Current portion of obligations under capital leases	276	578
Future income taxes	917	917

	108,112	114,251
Future income taxes	2,033	3,794
Deferred revenue	300	318
Obligations under capital leases	158	200
Shareholders' equity:
Share capital	188,265	184,191
Additional paid-in capital	11,030	10,557
Deficit	(16,552)	(16,583)
Cumulative translation adjustment	(1,484)	(1,484)

	181,259	176,681

	$291,862	$295,244

Annex A

Use of Non-GAAP Financial Information

We supplement our reporting of earnings (loss) from continuing operations before income taxes determined in accordance with Canadian and US GAAP by reporting “underlying earnings (loss) from continuing operations before income taxes” as a measure of earnings (loss) in this earnings release. In establishing this supplemental measure of earnings (loss), we exclude from earnings (loss) from continuing operations before income taxes those items which, in the opinion of management, are not reflective of our underlying core operations.

Examples of the type of items which are included in our earnings (loss) from continuing operations before income taxes as determined in accordance with Canadian and US GAAP, but which are excluded in establishing underlying earnings (loss) from continuing operations before income taxes may include, but are not limited to, restructuring charges, inventory write-downs, stock-based compensation, amortization of intangible assets, amortization of property and equipment, foreign exchange gains and losses, income taxes and discontinued operations. Management believes that underlying earnings (loss) from continuing operations before income taxes is useful to investors as a measure of our earnings (loss) because it is, for management, a primary measure of our growth and performance, and provides a more meaningful reflection of underlying trends of the business.

Underlying earnings (loss) from continuing operations before income taxes does not have a standardized meaning under Canadian or US GAAP and therefore should be considered in addition to, and not as a substitute for, earnings (loss) from continuing operations before income taxes or any other amount determined in accordance with Canadian and US GAAP. Our measure of underlying earnings (loss) from continuing operations before income taxes reflects management’s judgement in regard to the impact of particular items on our core operations, and may not be comparable to similarly titled measures reported by other companies.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars)
(Unaudited)	Three months ended

	March 31,		December 31,

	2005	2004	2004

Earnings (loss) from continuing operations before income taxes	1,186	(3,579)	1,126 *

Add (deduct):
Stock-based compensation pertaining to selling, general and administrative expenses	1,895	-	1,904
Amortization of intangibles pertaining to transaction processing and service costs	1,028	182	1,049
Amortization of property and equipment	638	181	1,015
Foreign exchange gain	(110)	(153)	(890)

Underlying earnings (loss) from continuing operations before income taxes	4,637	(3,369)	4,204

* Extracted from fourth quarter results (please refer to our press release dated March 3, 2005)